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Consent of Independent Registered Public Accounting Firm


The board and shareholders
RiverSource Sector Series, Inc.:
    RiverSource Dividend Opportunity Fund
    RiverSource Real Estate Fund



We consent to the use of our reports dated August 21, 2007 incorporated by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.

                                             /s/ KPMG LLP
                                                 KPMG LLP


Minneapolis, Minnesota
August 25, 2008